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                                                                   Exhibit 23(a)

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to common shares of Park National Corporation to be offered under the Security Banc Corporation 1987 Stock Option Plan, the Security Banc Corporation 1995 Stock Option Plan and the Security Banc Corporation 1998 Stock Option Plan of our report dated January 16, 2001, with respect to the consolidated financial statements of Park National Corporation incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.




Columbus, Ohio
April 23, 2001